UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2010
(November 23, 2010)

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China	464200

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

(Former Name or Former Address if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

In its Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2010, New Oriental Energy & Chemical Corp. (the “Company”) reported  a total shareholders’ equity of $1,765,697 as of September 30, 2010, which included the deduction of a quarterly net loss of $660,901.

As previously reported on a Current Report on Form 8-K, filed with the SEC on October 20, 2010, the Company entered into an Indebtedness Conversion Agreement with Xingyang Hongchang Channel Gas Engineering Co., Ltd. on October 18, 2010 for the conversion of $3,010,200 of debt into 3,010,200 shares of common stock of the Company.  As a result of that conversion, as of November 23, 2010, the Company is reporting a total shareholders’ equity of $4,741,299.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2010

NEW ORIENTAL ENERGY & CHEMICAL CORP.

By:	/s/ Donglai Li
Name: Donglai Li
Title: Chief Financial Officer